UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 28, 2016

Fuse Enterprises Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-202948	47-1017473
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

444 E. Huntington Dr., Suite 105 Arcadia, CA 91006
(Address of principal executive offices)

(626) 353-9991
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

On November 28, 2016, 5,500,000 shares of the common stock of Fuse Enterprises Inc. (the “Company”), representing 60.91% of the Company’s issued and outstanding shares of common stock, were sold by Pavel Mikhalkov and Aleksandr Kriukov in a series of private transactions to Landbond Home Limited (collectively, the “Transaction”) for an aggregate purchase price of $55,000 (the “Purchase Price”).  The Purchase Price was paid by Landbond Home Limited using cash on hand.  The information set forth in Item 5.02 of this Form 8-K is hereby incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Contemporaneously with the Transaction, on November 28, 2016, Mr. Yong Zhang was appointed as a director of the Board of the Directors (the “Board”) of the Company, the President and Chief Executive Officer (“CEO”) of the Company, and Mr. Roy Kang was appointed as a director of the Board, the Secretary, Treasurer and Chief Financial Officer (“CFO”) of the Company.  On November 28, 2016, Aleksandr Kriukov resigned as a director of the Board, the President and Chief Executive Officer of the Company, and Pavel Mikhalkov resigned as a director of the Board, the Secretary, Treasurer and Chief Financial Officer of the Company.

Mr. Yong Zhang, 58, prior to his appointment had served from July 1993 to October 2016 as the Chief Executive Officer of Rich Mining Inc., a mining company based in the PRC.  He joined Rich Mining Inc. in 1991 as its Chief Operating Officer.  Mr. Yong Zhang received his bachelor’s degree from Northeastern University in Shenyang, China, in 1984 specializing in physical geology, and his MBA from the School of Management of Fudan University in Shanghai, China, in 2001.  The Company believes that Mr. Yong Zhang’s experience in developing growing companies will help the Company identify and pursue new business opportunities.

Mr. Roy Kang, 44, has served since January 2010 as a consultant to various companies developing greenfield mining projects in the PRC.  Mr. Roy Kang has also served on investment strategy and corporate advisory teams at UBS from 2004 to 2007 and at Goldman Sachs from 2007 to 2009.  Mr. Roy Kang received his bachelor’s degree from the National University of Singapore in 1996, and completed the joint MBA program with the National University of Singapore and Columbia University in 1999.  The Company believes that Mr. Roy Kang’s corporate advisory and financial services background will be valuable to the Company’s operations.

In connection with his service as the President and CEO, the Company provides Mr. Zhang compensation in the amount of $80,000 per year. In connection with his service as the Secretary, Treasurer and CFO, the Company provides Mr. Kang compensation in the amount of $80,000 per year.

Messrs. Yong Zhang and Roy Kang were not appointed as a closing condition for the Transaction.  There are no family relationships between Mr. Yong Zhang and Mr. Roy Kang.

There are no transactions to which the Company is a party and in which Messrs. Yong Zhang and Roy Kang have a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuse Enterprises Inc.

Date: December 2, 2016	By:	/s/ Roy Kang
Roy Kang
Chief Financial Officer